UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 11, 2006

Target Corporation

(Exact name of registrant as specified in its charter)

Minnesota	1-6049	41-0215170
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Nicollet Mall, Minneapolis, Minnesota 55403

(Address of principal executive offices, including zip code)

(612) 304-6073

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement

On January 11, 2006, the independent members of the Board of Directors of Target Corporation approved criteria for performance share unit awards granted to executives on January 11, 2006 pursuant to Target’s Long-Term Incentive Plan.  Performance share units represent the right to receive shares of Target’s common stock upon the attainment of certain performance goals.  Fifty percent of the shares that can potentially be earned, if any are earned, will be based on Target’s compound annual revenue growth and fifty percent will be based on Target’s compound annual earnings per share growth, each for a performance period ending with Target’s 2008 fiscal year.  Fiscal 2005 will serve as the baseline performance measurement year.

The independent members of the Board of Directors also approved an increase of $100,000, or 6.67%, in base salary for Robert J. Ulrich, Target’s Chairman and CEO, to $1.6 million per year effective February 1, 2006.  Mr. Ulrich’s base salary has not been increased since 2003.

In addition, the Compensation Committee of the Board of Directors approved amendments to Target’s SMG Executive Deferred Compensation Plan whereby the executive survivor benefit was eliminated for certain executive officers.  The executive survivor benefit provided a 100% joint and survivor annuity to participants in the event of the participant’s death during retirement.  The annuity was based on the participant’s benefit level under Target’s qualified pension plans, without regard to the compensation limits under such plans.  In 2002, Target converted the executive survivor benefit for executive officers to a credit to participants’ deferred compensation accounts equal to the actuarial lump sum amount of the executive survivor benefit, and has been adjusting this amount annually since that conversion.

In exchange for the termination of this benefit, Target provided the affected executive officers with a credit to their deferred compensation accounts in an amount equal to the excess of the estimated actuarial present value of the executive survivor benefit over previous years’ credits to participants’ deferred compensation accounts.  This additional credit, together with previous years’ credits, will be fully vested.  The amount provided to each affected executive officer who was a named executive officer (in its most recent proxy statement) was as follows:

Robert J. Ulrich	$676,314

Gregg W. Steinhafel	$713,913

Douglas A. Scovanner	$298,544

Target eliminated the executive survivor benefit for current employee-participants other than executive officers during its fiscal quarter ended October 29, 2005, on terms comparable to those provided to the affected executive officers.  The text of the amendment to the SMG Executive Deferred Compensation Plan will be filed with Target’s Form 10-K for the year ended January 28, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TARGET CORPORATION

Date: January 13, 2006	/s/ Douglas A. Scovanner
Douglas A. Scovanner
Executive Vice President and Chief Financial Officer